Exhibit 10.92

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

2004 SERIES A SENIOR SECURED CONVERTIBLE NOTE DUE APRIL 1, 2009

OF

VCAMPUS CORPORATION

Note No.:	Original Principal Amount: $[118,500 per each whole Unit]
Issuance Date: March 23, 2004

This note (“Note”) is one of a duly authorized issue of Notes of VCampus Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 2004 Series A Senior Secured Convertible Notes Due April 1, 2009 (“Maturity Date”) in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) of $2,399,625 (together, the “Notes”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                                          or its registered assigns or successors-in-interest (“Holder”) the principal sum of $[118,500 per each whole unit], together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid and unconverted principal balance hereof shall accrue at the rate of eight percent (8%) per annum from the date of original issuance hereof (the “Issuance Date”).  Payments on the Note shall be made in accordance with Section 1 hereof.   Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default at the rate (the “Default Rate”) equal to the lower of thirteen percent (13%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.    Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Purchase Agreement”).  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Approved Stock Plan” shall mean any employee benefit plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or any authorized committee thereof, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own fifty percent (50%) or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for twenty percent (20%) or more of the Company’s Common Stock), (ii) any person (as defined in Section 13(d) of the

Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of fifty percent (50%) of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company’s Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Price” shall equal $1.63 (which Conversion Price shall be subject to adjustment as set forth herein).

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Effective Date” means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

“Effective Registration” shall mean (i) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement which registration statement is not subject to any suspension or stop order; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; and (iii) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Purchase Agreement and this Note.

“Excluded Issuances” shall mean shares of Common Stock (a) deemed to have been issued by the Company in connection with an Approved Stock Plan (regardless of the applicable exercise or conversion price); (b) deemed to have been issued upon issuance of the Notes or the Warrants, issued upon conversion of the Notes or exercise of the Warrants or otherwise issued in connection with the transactions contemplated in the Purchase Agreement (including any securities of the Company issued or issuable to the Collateral Agent or any of its affiliates in connection with consulting services to be provided to the Company); (c) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Issuance Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Issuance Date, such Options or Convertible Securities are not amended after the date immediately preceding the Issuance Date other than with respect to Options originally issued pursuant to an Approved Stock Plan and the purchase or exercise price provided for in any such Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any such Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock does not change at any time after the Issuance Date; (d) issued to the public pursuant to an underwritten offering registered pursuant to the Securities Act (but in all events excluding offerings pursuant to “equity lines” or similar products); (e) issued pursuant to a Strategic Financing; or (f) issued or deemed to be issued by the Company with the prior approval of the Required Holders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Issuance Date” shall mean the date of this Note.

 “Options” shall mean any rights, warrants or options to subscribe for or purchase common stock or Convertible Securities of the Company.

“Payment Date” shall mean the first Trading Day of each January, April, July and October.  The first Payment Date under this Note shall be the first Trading Day of July 2004.

“Principal Amount” shall refer to (i) the original principal amount of this Note, plus (ii) all accrued but unpaid interest hereunder and any default payments owing under the Agreements but not previously paid or added to the Principal Amount, less (iii) all amounts of principal previously repaid or converted.

“Principal Market” shall mean a principal market or exchange on which the Common Stock is then listed for trading.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Required Holders” means the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding exclusive of any Notes then owned by either the Company or any of its Affiliates.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholder Approval” means the approval of the stockholders of the Company at a duly convened meeting of stockholders of the Company, for the issuance of all Securities as defined in the Purchase Agreement, including the issuance of the Notes.

“Strategic Financing” shall mean the issuance of Common Stock or Options or Convertible Securities of the Company in connection with any acquisition by the Company, by whatever means, of any business, assets or technologies, or to any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

The following terms and conditions shall apply to this Note:

Section 1.                                            Payments of Principal and Interest.

(a)                                  Interest Only Payments.  On each Payment Date beginning in July 2004 and continuing through and including April 2005, the Company shall pay to the Holder all interest accrued but unpaid as of such Payment Date on the entire Principal Amount of this Note (“Interest Amount”), in accordance with this Section 1.

(b)                                 Quarterly Payments.  On each Payment Date beginning in July 2005, the Company shall repay one-sixteenth (1/16) of the original Principal Amount, together with interest accrued but unpaid on that Payment Date (collectively, “Quarterly Amount”), in accordance with this Section 1.

(c)                                  Cash or Common Stock.  Subject to the terms hereof, the Company shall have the right to satisfy payment of the Interest Amount in full on each of the Payment Dates commencing July 2004 and through and including April 2005 either in cash or in shares of Common Stock (but not both).  If the Company pays any Interest Amount in cash on a Payment Date, then on such Payment Date the Company shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation.  If the Company elects to pay any Interest Amount in shares of Common Stock, the number of such shares to be issued for such Payment Date shall be the number determined by dividing (x) the Interest Amount by (y) the Conversion Price as of such Payment Date.  Such shares shall be issued and delivered within ten (10) Trading Days following such Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances.  If any Holder does not receive the requisite number of shares of Common Stock in the form required above within such five Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such shares of Common Stock, or (b) canceling such election to pay such Interest Amount in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash the full such Interest Amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock.  Except as otherwise provided in this Section 1, all holders of Notes must be treated the same with respect to such payment of the Interest Amount in shares of Common Stock.

(d)                                 No Payment in Stock.  Notwithstanding anything to the contrary herein, the Company shall be prohibited from paying the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date if (i) at any time on or after October 1, 2004 there fails to exist, on the applicable Payment Date, an Effective Registration, or (ii) the Company at any time is subject to any Bankruptcy Event, unless otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

(e)                                  Ownership/Issuance Limitations.  Notwithstanding anything to the contrary herein, the Company shall be prohibited from paying the Interest Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date to the extent, and only to the extent, that such payment in shares of Common Stock would result in the Holder hereof exceeding the limitations contained in Section 10 below.  In such event, then the Company on the Payment Date shall pay such portion of the Interest Amount in shares of Common Stock as may be effected without exceeding such limitations, and at the option of the Holder either the Payment Date for the balance of the Interest Amount shall be extended until such time as such stock payment can be made without violating Section 10, or such balance shall be paid in cash.

(f)                                    Certain Additional Payments by the Company.  Any payment by the Company to the Holder hereunder, whether for principal, interest or otherwise, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by law, and the Company represents that to its best knowledge no deduction, withholding or offset is so required for any tax or any other reason.

(g)                                 Redemption.                             (i)  In the event of a Change in Control Transaction, the Company may redeem all or any part of the Note for a redemption price equal to the amount of the Principal Amount being so redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.  The Company shall give the Holder written notice of such redemption under this Section 1(g)(i) not less than ten (10) days prior to the date fixed for such redemption, in each case specifying such redemption date, the Principal Amount of the Notes (and accrued and unpaid interest thereon) to be redeemed and terms of such Change in Control Transaction in detail.   Upon receipt of such redemption notice, the Holder may convert, in lieu of such redemption, at any time prior to the date fixed for such redemption, all or any part of Principal Amount and accrued and unpaid interest designated by the Company for redemption.

(ii)  At any time after the first anniversary date of the Closing Date, the Company may redeem, from time to time thereafter, all or any part of the Note for a redemption price equal to 120% of the amount of the Principal Amount being so redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.  The Company shall give the Holder written notice of such redemption under this Section 1(g)(ii) not less than ten (10) days prior to the date fixed for such redemption, in each case specifying such redemption date and the Principal Amount of the Note (and accrued and unpaid interest thereon) to be redeemed.  Upon receipt of such redemption notice, the Holder may convert, in lieu of such redemption, at any time prior to the date fixed for such redemption, all or any part of Principal Amount and accrued and unpaid interest designated by the Company for redemption.

Section 2.                                            Senior Position/Subsequent Debt.  The Notes are and shall be senior to all other indebtedness of the Company.  So long as any Principal Amount of Notes is outstanding, the Company shall not directly or indirectly, without the consent of the Required Holders, incur or permit to exist any indebtedness which is senior to the Notes, or incur, assume or permit to exist any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) on any of its assets, except for capital leases, financing for equipment and purchase money security interests.

Section 3.                                            Conversion.

(a)  Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time, commencing immediately following Shareholder Approval, to convert the outstanding Principal Amount  under this Note in whole or in part (provided that in no event shall a conversion pursuant to this Section 3(a) be for less than the lower of (i) the remaining Principal Amount and all accrued and unpaid interest, or (ii) $50,000.00) at the then applicable Conversion Price by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be initially transmitted by facsimile (provided the original Conversion Notice and this Note is delivered to the Company within 3 Trading Days following such facsimile transmission).  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount and all accrued but unpaid interest hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 10 below.  For clarification purposes, any partial conversions of the outstanding Principal Amount under this Note pursuant to this Section 3(a) shall not affect the Company’s obligation to repay the Quarterly Amount as it relates to the remaining Principal Amount as provided in Section 1 above.

(b)  Mandatory Conversion.   Immediately following Shareholder Approval, $[18,500 per each whole unit] of the Principal Amount of this Note shall automatically convert into Common Stock at the then applicable Conversion Price without the necessity or requirement to execute or deliver a Conversion Notice (the “Mandatory Conversion”).  In the event such Shareholder Approval occurs prior to September 30, 2004 and the Milestone is not achieved on or before September 30, 2004, the number of shares issuable upon such Mandatory Conversion shall be adjusted prospectively as of September 30, 2004 to reflect a Conversion Price of $1.38 (subject to any adjustments required as of the Mandatory Conversion Date pursuant to Section 4 hereof) and such Additional Shares shall be issued and delivered to the Holder on or before October 10, 2004.  The conversion limitations set forth in Section 10 of this Note shall under no circumstances limit or prevent the full Mandatory Conversion in accordance with this Section 3(b).

(c)   Common Stock Issuance upon Conversion.

(i)             Conversion Date Procedures.  Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances  as is determined by dividing the outstanding Principal Amount being converted by the Conversion Price.  The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”.  If a conversion under this Note cannot be effected in full in accordance with the terms hereof, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than ten Trading Days after the Conversion Date) a Note (containing the same terms as the Note herein) for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall surrender this Note to the Company within 3 Trading Days of any conversion, in whole or in part.  The Company shall return a Note of lesser principal amount, having taken the conversion amount out of the face amount of the surrender Note, if any.

(ii)          Stock Certificates or DWAC.  Providing that an Effective Registration Statement is effective, or providing the Conversion Notice is dated more than two (2) years after the Issuance Date (provided the Holder is not then deemed an affiliate of the Company in the case of reliance on the 2-year holding period), the Company will deliver to the Holder not later than five (5) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 3(c) (free of any restrictions on transfer or legends, if such shares have been registered or if the Note has been held beyond two years from the Issuance Date) in accordance herewith, prior to the sixth Trading Day after the Conversion Date (other than by reason of any failure, breach or omission on the part of Holder or its agent), the Company shall pay to the Holder, in cash, an amount equal to ..25% of the Principal Amount subject to such conversion for each trading day thereafter until such certificate(s) or shares through DTC are delivered to the Holder or until the conversation is rescinded by the Holder, whichever shall first occur.

Section 4.                                            Conversion Price Adjustments.

(a)                                  Stock Dividends, Splits and Combinations.  If the Company, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such event shall be adjusted to a number equal to such Conversation Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)                                 Distributions.  If the Company, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company, then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into

Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(c)                                  Antidilution Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever in the period commencing after the Issuance Date and ending 24 months thereafter (the “Antidilution Period”), the Company issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock, with the exception of Excluded Issuances, for a consideration per share (the “New Securities Issuance Price”) less than the Conversion Price in effect immediately prior to such time (each such sale or issuance, a “Dilutive Issuance”), then concurrent with such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price.  If the Company, in the period following the Antidilution Period and ending upon full payment of the Note, intends to issue or sell shares for a New Securities Issuance Price which would result in a Dilutive Issuance (other than Excluded Issuances), it shall first give notice to the Holder of such intended sale and/or issuance and the terms thereof, and the Holder shall have the right by giving notice to the Company within ten (10) days thereafter, to purchase a portion of such securities under the same terms, which portion shall be based upon the Holder’s proportionate shareholding of the Company, as if each Holder had converted the Principal Amount of the then outstanding Notes immediately prior to such sale or issuance.

For purposes of determining the adjusted Conversion Price under this Section 4 during the Antidilution Period, the following shall be applicable:

(i)                                     Issuance of Options.  If the Company in any manner grants or sells any Options (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 4(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(ii)                                  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 4(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or is to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)                               Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Issuances, in each case), the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 4(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  On the expiration of any Option or Convertible Security not exercised, the applicable Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued.  No adjustment shall be made if such adjustment would increase the applicable Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Option or Convertible Security.  Notwithstanding anything to the contrary herein, in no event shall an adjustment to the Conversion Price be made retroactively with respect to any portion of the Note converted to Common Stock or repaid in Common Stock prior to the actual date of the dilutive issuance or change.  In addition, to clarify for purposes of this Section 4, if an Option or Convertible Security has a price reset or similar provision that would cause the price to adjust based on a future event or contingency, then the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall not become such adjusted price unless and until the happening of such event or contingency that actually gives effect to the adjustment.

(iv)                              Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then solely for purposes of this Section 4, the Options will be deemed to have been issued for a consideration equal to the exercise price of such Option.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and Required Holders in good faith.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Required Holders.

(d)                                 Rounding of Adjustments.  All calculations under this Section 4 or Section 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(e)                                  Notice of Adjustments.  Whenever any Conversion Price is adjusted as provided herein, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(f)                                    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to  convert this Note (unless and until the Note has already been redeemed pursuant to the terms of this Note), in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 4.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(g)  Notice of Certain Events.  If:

A.                                   the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.                                     the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.                                     the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.                                    the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.                                      the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company,

F.                                      the Company shall issue securities constituting a Dilutive Issuance,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, securities issuance, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

Section 5.                                            Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this Section 4 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

Section 6.                                            No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

Section 7.                                            Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

Section 8.                                            Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

Section 9.                                            Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 10.                                      Conversion Limitations.

9.9% Limitation.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion pursuant to the terms hereof, other than the Mandatory Conversion (which shall be given effect regardless of the limits otherwise imposed by this Section 10, unless waived in writing by the Company) shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrants) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”), unless, at the time such additional shares of Common Stock may be acquired by the Holder upon any conversion pursuant to the terms hereof, Holder has already exceeded the Restricted Ownership Percentage.  Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

Section 11.                                      Defaults and Remedies.

(a)                                  Events of Default.                                                An “Event of Default” is:  (i) a default in payment of any amount due hereunder which default continues uncured for more than 5 Trading Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, within ten Trading Days following a Conversion Date; (iii) failure by the Company for ten Trading Days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement, any other Security Document or the Warrants (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction); (iv) a material breach by the Company of its covenants, representations or warranties in the Purchase Agreement, Registration Rights Agreement, the Security Agreement, any other Security Document or Warrants that remains uncured 10 Trading Days following receipt by the Company of written notice of such breach; (v) if the Company is subject to any Bankruptcy Event; (vi) a violation of section 2 hereof; or (vii) in the event Shareholder Approval shall not have occurred on or before June 1, 2004, provided in the event the SEC shall have elected to review the Company’s submission regarding such Shareholder Approval, the foregoing date shall be August 1, 2004.

(b)                                 Remedies.                                          If an Event of Default occurs and is continuing with respect to any of the Notes, the Required Holders may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holders, including any interest due thereon, to be due and payable immediately (“Event of Acceleration”).  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 Trading Days thereafter.  The remedies under this Note shall be cumulative.

Section 12.                                      General.

(a)                                  Payment of Expenses.  The Company agrees to pay all reasonable, documented charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)                                 Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)                                  Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder, provided, this Note and all the other Notes issued pursuant to the Purchase Agreement (but not less than all such Notes outstanding) may be amended from time to time upon the written consent of the Company and the Required Holders.

(d)                                 Assignment, etc.  The Holder may assign or transfer this Note to any transferee (other than to competitors or vendors of the Company).  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and  assigns.

(e)                                  No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)                                    Governing Law; Jurisdiction.

(i)                                     Governing Law.  This note will be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)                                  No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)                                 Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for the first such registration or exchange; thereafter, the Holder shall reimburse the Company for its reasonable document fees and expenses (including transfer agent and legal fees and expenses).  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

VCampus Corporation

By:
Name:
Title:

Attest:

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder

in order to convert a Note)

Re:                               Note (this “Note”) issued by VCampus Corporation to                                     on or about  March       , 2004 in the original principal amount of $[118,500 per each whole unit].

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.01 par value per share (the “Common Stock”), of VCampus Corporation (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

EXHIBIT B

FORM OF REPAYMENT ELECTION NOTICE

To:	[Holder at Holder’s Address]

Date:

Pursuant to Section 1 of Note No.           of VCampus Corporation  issued to you (or your assignor or predecessor-in-interest) on March 23, 2004, we hereby notify you that we are irrevocably electing to repay the outstanding Interest Amount (as defined in the Note) due on the Payment Date (as defined in the Note) which occurs on                        , 200    (check one):

☐	In full in cash on such Payment Date.

☐	In full in shares of the Company’s Common Stock within ten (10)
Trading Days following such Payment Date.

VCampus Corporation

By:
Name:
Title: